UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2013

First Trinity Financial Corporation
(Exact Name of registrant as specified in its charter)

Commission File No.       000-52613

Oklahoma	34-1991436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

First Trinity Financial Corporation (the "Corporation") and Gregg Zahn, the Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation, on July 19, 2013, filed a petition in the District Court for Tulsa County, Oklahoma (CJ-2013-03385), against Wayne Pettigrew and Group & Pension Planners, Inc, ("GPPI"), an entity Mr. Pettigrew controls, as defendants. Mr. Pettigrew was a Director of the Corporation until he resigned effective May 1, 2013. His resignation was the subject of the Form 8-K filed by the Corporation on April 15, 2013, and the Form 8-K/A filed by the Corporation on April 17, 2013.

The Petition states that while serving on the Board of Directors and after his resignation, Mr. Pettigrew engaged in a campaign to portray Mr. Zahn and the Corporation in a false light through letters and press releases. Mr. Zahn was accused by the defendants of violating securities laws and regulations, past criminal behavior in another company and domination of the Board of Directors.

The Petition states that Mr. Pettigrew breached his fiduciary duty to the Corporation by making the false statements. The Petition also states that the defendants published defamatory statements concerning Mr. Zahn and the Corporation and that the defendants intentionally interfered with the Corporation's and Mr. Zahn's business relationships and prospective business relationships. The Petition also includes causes of action for fraud, deceit and outrage. The Petition seeks actual damages in an amount to exceed $75,000 and punitive damages.

Item 9.01.     Financial Statements and Exhibits

(a)     Exhibits.

Item No.          Description of Exhibit

17.6                  News Release of the Corporation dated July 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: July 22, 2013	By:	/s/ Jeffrey Wood
Jeffrey Wood
Secretary and Chief Financial Officer